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                               EXHIBIT 23-1

                            Consent of Experts

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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mercantile Bancorporation Inc.:

Plan Administrator
Mercantile Bancorporation Inc.
   Horizon Investment and Savings Plan and Trust:

We consent to incorporation by reference in the Registration Statement (No. 33-35139) on Form S-8 of Mercantile Bancorporation Inc. related to the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust of our report dated June 20, 1997, relating to the statements of assets available for plan benefits of the Mercantile Bancorporation Inc. Horizon Investment and Savings Plan and Trust as of December 31, 1996 and 1995, and the related statements of changes in assets available for plan benefits for the years then ended, which report appears in the 1996 Annual Report on Form 10-K/A, of Mercantile Bancorporation Inc.



                                       s/ KPMG PEAT MARWICK LLP




St. Louis, Missouri
June 27, 1997